                                                                    EXHIBIT 99.1

March 1, 2006
                                                               [GRAPHIC OMITTED]
                                                                         AFFINIA

For Immediate Release

Contact:    Scott Howat
            Affinia Group Inc.
            (734) 827-5400
            Scott.Howat@affiniagroup.com
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        AFFINIA GROUP CONTINUING IMPLEMENTATION OF RESTRUCTURING PROGRAM
           GLOBAL APPROACH TO MANUFACTURING RESULTS IN PLANT CLOSINGS
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         Affinia Group Inc., a leader in automotive aftermarket products, is continuing the implementation of its previously announced international restructuring program. As a result, the company will close its McHenry, Ill., drum and rotor plant, and Erie and North East, Penn., plants before the end of
2006. Affinia also announced its intent to sell businesses located in Sudbury and St. Catharines, Ontario and Waupaca, WI.

         According to company officials, the plant closings, along with the consolidation of brake component manufacturing in Litchfield, Ill., will result in a net loss of 360 positions. Affinia employs more than 12,000 people worldwide.

         "While these plant closures are in the best long-term interests of our company, we regret the disruption in the lives of our affected people, and we are working to mitigate the impact," said Terry McCormack, president and CEO with Affinia Group. "Dislocation packages include job training and counseling, as well as severance pay and health benefits based on longevity with the company."

         Affinia Group adopted its international restructuring program during
2005, recognizing the rapid growth of automotive aftermarket parts manufacturing in offshore locations. In December 2005, Affinia announced the closure of its

Southampton, United Kingdom facility, and today announced the consolidation of hydraulics and drum and rotor production into its Litchfield, Illinois facility.

         "We are aggressively moving to complete our strategy of becoming a true international aftermarket manufacturer and distributor. However, we intend to maintain a significant North American manufacturing presence and also manage strategic initiatives, such as research and development, parts specifications and channel relationships, in North America," McCormack said. "We have come to a point where our competitive environment is forcing us to take actions we had hoped to avoid. In order for Affinia to remain competitive in the global economy, we have to take advantage of lower costs for select aftermarket components in production locations around the world."

         According to McCormack, the automotive aftermarket is continuing to grow at an annual rate of 4 to 5 percent, creating growing demand for its family of aftermarket brands.

         "Our restructuring program will help to assure our continued success,"
McCormack said. "Most importantly, our strategic vision will assure that our customers have the best automotive replacement parts on the planet, offered at competitive prices and backed by innovative product design and responsive customer service."

         Affinia Group Inc. is a global supplier of top quality automotive components for under hood and under vehicle applications. In North America the
Affinia family of brands includes WIX Filters, Raybestos(R) brand brakes and
Aimco brake products, and McQuay-Norris and Spicer chassis parts. South American and European brands include Nakata, Urba and Quinton Hazell. Affinia has operations in 17 countries and approximately 12,000 people dedicated to keeping the world's wheels turning. For more information, visit
http://www.affiniagroup.com.
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FORWARD-LOOKING STATEMENTS

This Press Release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this Press

Release, the words "estimates," "expects," "intends," and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon the Company's current expectations and various assumptions. The Company's expectations and beliefs are expressed in good faith and the Company believes there is a reasonable basis for them. However, the Company cannot make any assurances that these expectations and beliefs will be achieved.

There are a number of risks and uncertainties that could cause the Company's actual results to differ materially from the forward-looking statements contained in this Press Release. Important factors that could cause the
Company's actual results to differ materially from the forward-looking statements made in this Press Release are contained in the Company's filings with the Securities and Exchange Commission under the heading "Risk Factors."
There may be other factors that may cause actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this Press Release and are expressly qualified in their entirety by the cautionary statements included in this Press
Release. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

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